Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-248322) of Nano-X Imaging Ltd. of our report dated May 2, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
May 2, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited